UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Offering

On June 11, 2013, Authentidate Holding Corp. (the “company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Turner & Company, L.L.C., as the sole underwriter (the “Underwriter”) related to a public offering of 4,257,895 units at a price of $0.95 per unit (the “Offering”), with each unit consisting of one share of the company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $0.95 per share (the “Warrants”). The shares of Common Stock and the Warrants issued in the Offering will be issued separately and no units are being issued. Under the terms of the Underwriting Agreement, the company has also granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 425,790 shares of Common Stock and additional Warrants to purchase up to 425,790 shares of Common Stock (at the Offering price) to cover over-allotments, if any.

The net proceeds are expected to be approximately $3.6 million, after deducting the underwriting discounts and commissions and estimated expenses payable by the company, assuming no exercise of the Underwriters’ option to purchase additional units. The Offering is expected to close on June 17, 2013, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the company, and customary conditions to closing, indemnification obligations of the company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. Pursuant to the Underwriting Agreement, the company and each of its executive officers and directors, subject to certain exceptions, have agreed not to dispose of or hedge any of their shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of the prospectus without first obtaining the written consent of the Underwriter.

The Warrants will be exercisable immediately upon issuance and will expire on the five year anniversary of issuance. The number of shares issuable upon exercise of the Warrants and/or the exercise price of the Warrants will be adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants are being issued pursuant to a Warrant Agreement to be entered into between the company and Continental Stock Transfer & Trust Company. The Warrants will not be listed on The NASDAQ Capital Market or any other securities exchange.

J.P. Turner & Company, L.L.C. is acting as the sole underwriter for the Offering. The Offering is being made pursuant to a prospectus supplement dated June 12, 2013, and the accompanying prospectus dated December 11, 2012, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-183093) filed with the Securities and Exchange Commission, which was declared effective on December 11, 2012.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Becker & Poliakoff, LLP. relating to the legality of the issuance and sale of the Common Stock, Warrants and the Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K. Copies of the Underwriting Agreement and the form of Warrant Agreement are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Preferred Stock Transaction

As of June 11, 2013, the company entered into a Securities Purchase Agreement (the “Purchase Agreement”), as supplemented on such date, with the investors party thereto (the “Investors”). Pursuant to the Purchase Agreement, we agreed to issue a total of 665,000 shares of Series D Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock”) and warrants to purchase 6,650,000 shares of common stock (the “New Warrants”). The shares of Series D Preferred Stock and Warrants were sold as units, with each unit consisting of one share o f Series D Preferred Stock and ten warrants. Investors that held an aggregate principal amount of $6,500,000 of senior notes agreed to surrender their notes in consideration of the issuance of the shares of Series D Preferred Stock and New Warrants and other Investors purchased $150,000 of shares of Series D Preferred Stock and New Warrants. Accordingly, at closing, the company will receive an aggregate of $6,650,000 in cancellation of indebtedness and additional funds. After the closing, an aggregate principal amount of $850,000 of senior notes will remain outstanding. These senior notes will continue to be due and payable on October 31, 2013. The closing is anticipated to occur on June 17, 2013. The company will use the net proceeds from the transaction for general business and working capital purposes.

The shares of Series D Preferred Stock will be initially convertible into an aggregate of 6,125,024 shares of common stock at the initial conversion rate of $1.08571 per share, which was equal to 114% of the consolidated closing bid price of our common stock on June 11, 2013 ($0.95 per share), as reported on the NASDAQ Stock Market. The conversion price of the new preferred stock will be subject to adjustment solely in the event of stock dividends, combinations, splits, recapitalizations, and similar corporate events and does not provide for general price-based anti-dilution adjustments. On June 12, 2013, we filed with the State of Delaware a Certificate of Designations, Rights and Preferences and Number of Shares of Series D Convertible Preferred Stock, referred to as the Series D Designation. The Series D Designation defines the rights and preferences of the Series D Preferred Stock. Each share of Series D Preferred Stock will have a stated value of $10.00 per share and will have the following rights and preferences: (i) each holder of the Series D Preferred Stock will have the right, at any time after six months from the original issue date, to convert the shares of Series D Preferred Stock into shares of common stock; (ii) we will have the right to require the holders to convert shares of Series D Preferred Stock into shares of common stock commencing 36 months after the closing date; (iii) the Series D Preferred Stock will be redeemable at our option commencing two years after the closing date; and (iv) the Series D Preferred Stock will pay dividends at the rate of 5% per annum in cash or shares of our common stock, at our option. The right of holders of Series D Preferred Stock to convert these securities into Common Stock is subject to a 4.99% beneficial ownership limitation, which beneficial ownership limitation may be increased by a holder to a greater percentage not in excess of 19.99% after providing notice to us.

The New Warrants have an exercise price of $0.95 per share, which was equal to the closing consolidated bid price of our common stock on June 11, 2013, and are exercisable for a period of 54 months commencing on the six month anniversary of the closing date. The exercise price of the New Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The New Warrants will also be exercisable on a “cashless exercise” basis in the event that the resale of the underlying shares of Common Stock is not covered by a registration statement declared effective by the SEC. The right of holders of New Warrants to exercise Warrants for Common Stock will be subject to a beneficial ownership limitation of 4.99%, which beneficial ownership limitation may be increased by a holder of New Warrants to a greater percentage not in excess of 19.99% after providing notice to us.

We also entered into a registration rights agreement with the holders of the Series D Preferred Stock and New Warrants, dated June 11, 2013, pursuant to which we granted the holders a right to require us to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable under the Series D Preferred Stock and exercise of the New Warrants. We also agreed to grant piggyback registration rights to the purchasers of the Series D Preferred Stock and New Warrants.

In connection with the Preferred Stock Transaction, our chief executive officer, O’Connell Benjamin and a member of our board of directors, David Luce, agreed to grant a holder of senior notes an option to require them to purchase from him, commencing October 15, 2013, an aggregate of $350,000 of shares of Series D Preferred Stock and 350,000 New Warrants pursuant to the terms and conditions of a Put/Call Option Agreement. Under the Put/Call Option Agreement, if the holder declines to exercise its right to require the sale of these securities to Messrs. Luce and Benjamin, then they shall thereafter have a 30-day right to purchase all of such securities from the holder. Under this arrangement, each of Mr. Luce and Mr. Benjamin could acquire 50% of these additional securities.

In addition, in connection with the foregoing, we further amended our board nomination and observer agreement, or the Board Nomination Agreement, with Lazarus Investment Partners LLLP. Under this amendment, we again extended by 90 days, to September 19, 2013, the time period within which Lazarus Investment Partners must decide whether to nominate an individual for election to our board of directors.

An aggregate principal amount of $4,850,000 of the senior notes surrendered in the Preferred Stock Transaction were held by certain of our officers, directors and our largest stockholder, as follows: an entity affiliated with J. David Luce, a member of our board of directors, and his spouse, held an aggregate principal amount of $2,650,000 of senior notes, and O’Connell Benjamin, our chief executive officer and a member of our board of directors, and our chief financial officer, William Marshall, each held an aggregate principal amount of $100,000 of senior notes. The parties affiliated with Mr. Luce agreed to acquire $2,650,000 of shares of Series D Preferred Stock and 2,650,000 New Warrants and each of Mr. Benjamin and Mr. Marshall agreed to purchase $100,000 shares of Series D Preferred Stock and 100,000 New Warrants. Further, Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 28.6% of our outstanding shares of common stock as of the date of this prospectus supplement, held an aggregate principal amount of $2,000,000 of senior notes. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. We will issue to Lazarus Investment Partners a total of $2,000,000 of Series D Preferred Stock and 2,000,000 New Warrants. In addition, Dr. Todd A. Borus participated in the Preferred Stock Transaction as an investor and agreed to purchase $25,000 of shares of Series D Preferred Stock and 25,000 New Warrants.

A copy of the form of Purchase Agreement is attached hereto as Exhibit 10.1, a copy of the form of the supplement to the Purchase Agreement is attached hereto as Exhibit 10.2, a copy of the form of Registration Rights Agreement is attached as Exhibit 10.3, a copy of the Put/Call Option Agreement is attached as Exhibit 10.4 and a copy of the amendment to the Board Nomination Agreement is attached as Exhibit 10.5. Further, a copy of the Series D Designation is attached as Exhibit 3.1, a copy of the form of Series D Preferred Stock certificate is attached as Exhibit 4.2 and a copy of the form of New Warrant is attached as Exhibit 4.3.

The above descriptions of the Purchase Agreement, supplement to Purchase Agreement, the Registration Rights Agreement, the Put/Call Option Agreement and the Board Nomination Agreement are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively and such agreements are incorporated herein by reference. In addition, the above descriptions of the Series D Designation and the New Warrants are qualified in their entirety by reference to Exhibits 3.1 and 4.3 respectively, and such instruments are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 21, 2013, the company received a Staff deficiency letter from NASDAQ notifying it that the stockholders’ equity of $632,000 as reported in its Quarterly Report on Form 10-Q for the period ended December 31, 2012 was below the minimum stockholders’ equity of $2.5 million required for continued listing on NASDAQ pursuant to Listing Rule 5550(b)(1). The company was provided 45 calendar days, or until April 8, 2013, to submit a plan to regain compliance with the minimum stockholders’ equity standard. The company timely submitted such a plan and on April 26, 2013, NASDAQ granted it an extension until August 15, 2013 to achieve compliance with the minimum stockholders’ equity continued listing requirement.

Following the completion of (i) the automatic conversion of the company’s Series C Preferred Stock into shares of Common Stock in April 2013, (ii) the reclassification of the Series B Preferred Stock at that time from temporary equity to equity, and (iii) the completion of the above-described Preferred Stock Transaction resulting in the cancellation of $6,500,000 of senior indebtedness and issuance of 665,000 shares of Series D Preferred Stock and 6,650,000 Warrants, along with the completion of the public offering of the company’s securities for gross proceeds of $4,045,000, the company believes it has regained compliance with the stockholders’ equity requirement under NASDAQ Rule 5550(b)(1). The company notes that NASDAQ will continue to monitor its ongoing compliance with such stockholders’ equity requirement. If, at the time the company files its Annual Report on Form 10-K for the fiscal year ending June 30, 2013, the company is no longer in compliance with NASDAQ Rule 5550(b)(1), it may be subject to delisting from the NASDAQ Capital Market.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the Preferred Stock Transaction is incorporated by reference into this Item 3.02. The sale and issuance of the shares of Series D Preferred Stock, the New Warrants and the issuance of shares of Common Stock upon conversion and exercise thereof have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. These securities have not been registered under the Securities Act and may not be resold absent registration under or an exemption from the Securities Act and applicable state securities laws. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 3.03 Material Modification to Rights of Security Holders.

On June 12, 2013, we filed with the Series D Designation with the Secretary of State of the State of Delaware. The Series D Designation establishes the Series D Preferred Stock and defines the rights and preferences of the Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $10.00 (the “Stated Value”). Each holder of shares of Series D Preferred Stock is entitled to receive dividends at the rate of 5% per annum of the Stated Value for each share of Series D Preferred Stock held by such holder, which dividends are payable in cash or in shares of Common Stock, at our option. The shares of Series D Preferred Stock are initially convertible into an aggregate of 6,125,024 shares of common stock at the initial conversion rate of $1.08571 per share. The conversion price of the Series D Preferred Stock will be subject to adjustment solely in the event of stock dividends, combinations, splits, recapitalizations, and similar events. The Series D Preferred Stock is convertible by a holder at its option commencing six months from the original issue date; further, the company has the right to require the holders to convert the shares of Series D Preferred Stock into shares of common stock commencing 36 months after the closing date. In addition, the Series D Preferred Stock is redeemable at our option commencing two years after the closing date and each share of Series D Preferred Stock is entitled to a liquidation preference equal to the Stated Value per share plus any accrued and unpaid dividends. The right of holders of Series D Preferred Stock to convert the these securities into common stock is subject to a 4.99% beneficial ownership limitation, which beneficial ownership limitation may be increased by a holder to a greater percentage not in excess of 19.99% after providing notice to us.

The Series D Designation provides that no dividends shall be declared or paid or set apart for payment on any securities that are junior to or on parity with the Series D Preferred Stock unless full dividends have been or contemporaneously are declared and paid for all dividends due on the Series D Preferred Stock. In addition, for so long as any shares of Series D Preferred Stock remain outstanding, the company may not without the consent of the holders of a majority of the shares of Series D Preferred Stock, among other things, (i) amend, alter or repeal any provisions of the Series D Preferred Stock or Certificate of Incorporation so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series D Preferred Stock or the holders thereof, (ii) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series D Preferred Stock with respect to liquidation or dividends, (iii) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series D Preferred Stock, or (iv) enter into any agreement which would prohibit or restrict its right to pay dividends on the Series D Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2013, the company filed the Series D Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Series D Designation establishes and designates the Series D Preferred Stock and the rights, preferences, privileges and restrictions thereof. The summary of the Series D Designation included in Item 3.03 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2013, the company issued a press release announcing that it had priced the public offering and that it entered into the Preferred Stock Transaction, as described in Item 1.01 of this Current Report on Form 8-K. The company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement dated June 11, 2013 between Authentidate Holding Corp. and J.P. Turner & Company, L.L.C.

3.1	Certificate of Designations, Preferences and Rights and Number of Series D Convertible Preferred Stock

4.1	Form of Warrant Agreement between Authentidate Holding Corp. and Continental Stock Transfer Company, including form of certificate of warrants issuable to investors pursuant to Underwriting Agreement

4.2	Specimen of Series D Convertible Preferred Stock Certificate

4.3	Form of Warrant issuable to investors in Preferred Stock Transaction

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement in Preferred Stock Transaction

10.2	Form of Supplement to Securities Purchase Agreement

10.3	Form of Registration Rights Agreement

10.4	Form of Put/Call Option Agreement

10.5	Amendment No. 2 to Board Nomination and Observer Agreement

23.1	Consent of Becker & Poliakoff, LLP (contained in Exhibit 5.1).

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: June 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 11, 2013 between Authentidate Holding Corp. and J.P. Turner & Company, L.L.C.

3.1	Certificate of Designations, Preferences and Rights and Number of Series D Convertible Preferred Stock

4.1	Form of Warrant Agreement between Authentidate Holding Corp. and Continental Stock Transfer Company, including form of certificate of warrants issuable to investors pursuant to Underwriting Agreement

4.2	Specimen of Series D Convertible Preferred Stock Certificate

4.3	Form of Warrant issuable to investors in Preferred Stock Transaction

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement in Preferred Stock Transaction

10.2	Form of Supplement to Securities Purchase Agreement

10.3	Form of Registration Rights Agreement

10.4	Form of Put/Call Option Agreement

10.5	Amendment No. 2 to Board Nomination and Observer Agreement

23.1	Consent of Becker & Poliakoff, LLP (contained in Exhibit 5.1).

99.1	Press Release of Authentidate Holding Corp.